Exhibit 23.2
[On Semple & Cooper Letterhead]
INDEPENDENT AUDITORS’ CONSENT
To the Stockholders
Global Entertainment Corporation:
We consent to the use of our report, dated July 29, 2005 with respect to the consolidated balance sheets of Global Corporation Systems and subsidiaries as of May 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity for the years then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Semple & Cooper, LLP

Phoenix, Arizona
April 26, 2006